UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2012

CLEAN POWER TECHNOLOGIES INC.
Exact name of registrant as specified in its charter

Nevada	000-51716	98-0413062
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

436 35th Ave N.W., Calgary, Alberta	T2K0C1
(Address of principal executive offices)	(Zip Code)

(403) 277-2944
Registrant’s telephone number, including area code

n/a
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1. REGISTRANT’S BUSINESS AND OPERATIONS

ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On May 22, 2012, Clean Power Technologies Inc. (the “Company”) entered into a World Wide Exclusive License Agreement (the “License”) with Jose Luis Pontello, Daniel Alberto Pantello, Claudio Angel Pontello and Marcelo Alejandro Pontell (the “Licensors” or Inventors”) and Nicholas Pontello (“Nicholas”) whereby the Company acquired the License for a hybrid fuel and fuel efficient technology and/or a system for mobile and a stationary application as the technology for integration in trucks, transportation vehicles and agriculture and farm equipment (the “System”).  This hybrid fuel technology is for agro-industrial application mobile, transportation, stationery application and more specifically described to include, but not limited to a pneumatic system for an agro-industrial  vehicle including an air compressor, a dual circuit foot valve connected to the air compressor, agriculture and transport application which technology is described in the U.S. Patent document #7,429,087 B2.

Under the terms of the License, the inventors are required to keep all patents in good standing through the term of the License.   The Company is responsible for all costs which may be incurred to set up a manufacturing and assembly facility, the purchase of machinery, equipment, electronic test equipment, tools, establishing market infrastructure and whatever else is required to successfully assemble and/or manufacture and/or sell, market and distribute the System.

The License is subject to a Royalty of 3.5% of sales and the Company has a period of 36 months from the date of the License to commence the payment of Royalties.  The License is granted for a period of 5 years with an option to extend for an additional 5 years.

The technology is patented in the U.S. under patent # 7,429,087 and in the Argentine Republic  under patent #  AR 042777 B1. A patent application has been filed in the Federative Republic of Brazil.  The technology is designed to reduce the cost of the hydraulic system in the current agro-industrial applications. The system is to replace brake and suspension fluids with compressed air. It is estimated that the production cost of the system will be 30% cheaper than the current production cost of convention systems.

SECTION 2.   FINANCIAL INFORMATION

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

Information incorporated by reference to Item 1.01 above.

SECTION 8.   OTHER EVENTS

ITEM  8.01   OTHER EVENTS

Subsequent to events which occurred in November and December 2010 and which were reported in the Company’s 8K filings on December 7th 2010 and January 5th 2011, the Company has been trying to reposition itself to seize opportunities which may help it to re-launch its clean technology objectives. The Company is also currently consulting an attorney in the United States to advise it on matters and issues arising from these events and any recourse or actions which may be available to the company.

The Company currently has no borrowing resources nor any cash to pursue any legal or corporate objectives at this time, and is investigating all financing and strategic transactions in an effort to re-introduce other fuel efficient and hybrid fuel efficient technologies. It is also seeking alliances with other technologies in similar sectors.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

 (d) Exhibits.

10.1	World Wide Exclusive License Agreement between the Company and Jose Luis Pontello, Daniel Alberto Pantello, Claudio Angel Pontello, Marcelo Alejandro Pontello and Nicholas Pontello	Filed herewith
99.1	Press Release dated June 15, 2012	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CLEAN POWER TECHNOLOGIES INC.

Dated: June 15, 2012	By:	/s/ Abdul Mitha
	Name:	Abdul Mitha
`	Title:	Chief Executive Officer